Exhibit 99.1

Pacific Premier Bancorp, Inc. Announces Fourth Quarter 2024 Financial Results and a Quarterly Cash Dividend of $0.33 Per Share

Fourth Quarter 2024 Summary

•Net income of $33.9 million, or $0.35 per diluted share
•Return on average assets of 0.75%
•Average cost of deposits decreased 5 bps to 1.79%, end-of-period cost of deposits of 1.72%
•Non-maturity deposits increased $145.8 million to $12.35 billion, or 85.4% of total deposits
•Loans held for investment increased $4.6 million to $12.04 billion
•Total delinquency of 0.02% of loans held for investment, nonperforming assets to total assets of 0.16%, and net charge-offs to average loans of 0.01%
•Tangible book value per share(1) increased $0.16 from the prior quarter to $20.97
•Tangible common equity ratio(1) increased to 11.92%
•Common equity tier 1 capital ratio of 17.05%, and total risk-based capital ratio of 20.28%

Irvine, Calif., January 23, 2025 -- Pacific Premier Bancorp, Inc. (NASDAQ: PPBI) (the “Company” or “Pacific Premier”), the holding company of Pacific Premier Bank, National Association (the “Bank” or "Pacific Premier Bank"), reported net income of $33.9 million, or $0.35 per diluted share, for the fourth quarter of 2024, compared with net income of $36.0 million, or $0.37 per diluted share, for the third quarter of 2024, and a net loss of $135.4 million, or $1.44 per diluted share, for the fourth quarter of 2023.

For the fourth quarter of 2024, the Company’s return on average assets (“ROAA”) was 0.75%, return on average equity (“ROAE”) was 4.61%, and return on average tangible common equity (“ROATCE”)(1) was 7.15%, compared to 0.79%, 4.91%, and 7.63%, respectively, for the third quarter of 2024, and (2.76)%, (19.01)%, and (28.01)%, respectively, for the fourth quarter of 2023.

Total assets as of December 31, 2024 were $17.90 billion, compared to $17.91 billion at September 30, 2024, and $19.03 billion at December 31, 2023.

Steven R. Gardner, Chairman, Chief Executive Officer, and President of the Company, commented, “Our team delivered solid results in the fourth quarter, closing out the year in a strong financial position. Our performance throughout 2024 reflects the excellence of our organization and the effectiveness of our relationship-based business model that has us well-positioned to accelerate growth over the coming quarters.”

“The outstanding business development efforts of our relationship managers and their teams, along with a more favorable operating environment and improved client sentiment, led to increased loan originations of $316.0 million in the fourth quarter. Improved loan originations also led to expanded depository relationships as non-maturity deposits increased $145.8 million from the prior quarter, resulting in a positive remix of our deposit base and an 8-basis point reduction in end-of-period deposit costs to 1.72%. The loan portfolio increased from the prior quarter led by growth in C&I and consumer loans as we supplemented our new loan production with select loan purchases and participations of commercial and single-family residential loans. Much of the loan closings occurred later in the quarter and thus the lower average loan balances led, in part, to the net interest margin contracting to 3.02%."

“We enter 2025 from a position of strength, which is reflected, in part, in our strong asset quality levels. Our total delinquency was 0.02% of loans and nonperforming assets decreased to 0.16% of total assets. These positive asset quality results, along with industry-leading capital ratios, provide us with significant flexibility to capitalize on emerging opportunities and thrive in a strengthening economic landscape, reinforcing our role as a trusted partner for our clients and our ability to maximize long term value for our shareholders.”

“Our hearts go out to everyone affected by the devastating California wildfires, including our colleagues, clients, and neighbors in the Los Angeles area. We stand ready to support our communities during this challenging time and we have the resources, capabilities, and commitment to rebuild LA. We will be there as a primary capital provider for the residents, builders, contractors, and related businesses as restoration efforts begin. As always, we remain committed to serving as both a trusted financial partner and a source of strength for the communities we proudly call home.”
(1) Reconciliations of the non–U.S. generally accepted accounting principles (“GAAP”) measures are set forth at the end of this press release.

FINANCIAL HIGHLIGHTS

	Three Months Ended
	December 31,	September 30,	December 31,
(Dollars in thousands, except per share data)	2024	2024	2023
Financial Highlights
Net income (loss)	$33,893	$35,979	$(135,376)
Net interest income	124,532	130,898	146,789
Diluted earnings (loss) per share	0.35	0.37	(1.44)
Common equity dividend per share paid	0.33	0.33	0.33
ROAA	0.75%	0.79%	(2.76)%
ROAE	4.61	4.91	(19.01)
ROATCE (1)	7.15	7.63	(28.01)
Net interest margin	3.02	3.16	3.28
Cost of deposits	1.79	1.84	1.56
Cost of non-maturity deposits (1)	1.28	1.27	1.02
Efficiency ratio (1)	67.8	66.1	60.1
Noninterest expense as a percent of average assets	2.22	2.23	2.09
Total assets	$17,903,585	$17,909,643	$19,026,645
Total deposits	14,463,702	14,480,927	14,995,626
Non-maturity deposits (1) as a percent of total deposits	85.4%	84.3%	84.7%
Noninterest-bearing deposits as a percent of total deposits	31.9	32.0	32.9
Loans-to-deposit ratio	83.3	83.1	88.6
Nonperforming assets as a percent of total assets	0.16	0.22	0.13
Delinquency as a percentage of loans held for investment	0.02	0.08	0.08
Allowance for credit losses to loans held for investment (2)	1.48	1.51	1.45
Book value per share	$30.65	$30.52	$30.07
Tangible book value per share (1)	20.97	20.81	20.22
Tangible common equity ratio (1)	11.92%	11.83%	10.72%
Common equity tier 1 capital ratio	17.05	16.83	14.32
Total capital ratio	20.28	20.05	17.29
_____________________________________________________________
(1) Reconciliations of the non-GAAP measures are set forth at the end of this press release.
(2) At December 31, 2024, 21% of loans held for investment include a fair value net discount of $33.2 million, or 0.28% of loans held for investment. At September 30, 2024, 24% of loans held for investment include a fair value net discount of $35.9 million, or 0.30% of loans held for investment. At December 31, 2023, 24% of loans held for investment include a fair value net discount of $43.3 million, or 0.33% of loans held for investment.

INCOME STATEMENT HIGHLIGHTS

Net Interest Income and Net Interest Margin

Net interest income totaled $124.5 million in the fourth quarter of 2024, a decrease of $6.4 million, or 4.9%, from the third quarter of 2024. The decrease in net interest income was primarily attributable to lower average loan balances and lower yields on interest-earning assets, partially offset by a reduction in the cost of funds, driven by lower average wholesale/brokered CD balances and borrowings.

The net interest margin for the fourth quarter of 2024 decreased 14 basis points to 3.02% from 3.16% in the third quarter of 2024. This decline was due to lower average loan balances and lower yields on interest-earning assets, partially offset by a lower cost of funds.

Net interest income for the fourth quarter of 2024 decreased $22.3 million, or 15.2%, from the fourth quarter of 2023. The decrease was primarily attributable to lower average loan balances and yields and a higher cost of funds.

PACIFIC PREMIER BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED AVERAGE BALANCES AND YIELD DATA
(Unaudited)
	Three Months Ended
	December 31, 2024			September 30, 2024			December 31, 2023
(Dollars in thousands)	Average Balance	Interest	Average Yield/ Cost	Average Balance	Interest	Average Yield/ Cost	Average Balance	Interest	Average Yield/ Cost
Assets
Cash and cash equivalents	$1,128,587	$12,000	4.23%	$1,098,455	$13,346	4.83%	$1,281,793	$15,744	4.87%
Investment securities	3,524,467	32,182	3.65	3,145,214	28,871	3.67	3,203,608	24,675	3.08
Loans receivable, net (1) (2)	11,738,332	151,275	5.13	12,247,435	163,409	5.31	13,257,767	176,773	5.29
Total interest-earning assets	$16,391,386	$195,457	4.74	$16,491,104	$205,626	4.96	$17,743,168	$217,192	4.86

Liabilities
Interest-bearing deposits	$9,978,164	$66,355	2.65%	$9,972,001	$67,898	2.71%	$10,395,116	$60,915	2.32%
Borrowings	272,750	4,570	6.62	442,403	6,830	6.12	942,689	9,488	4.01
Total interest-bearing liabilities	$10,250,914	$70,925	2.75	$10,414,404	$74,728	2.85	$11,337,805	$70,403	2.46
Noninterest-bearing deposits	$4,730,142			$4,683,477			$5,141,585
Net interest income		$124,532			$130,898			$146,789
Net interest margin (3)			3.02%			3.16%			3.28%
Cost of deposits (4)			1.79			1.84			1.56
Cost of funds (5)			1.88			1.97			1.69
Cost of non-maturity deposits (6)			1.28			1.27			1.02
Ratio of interest-earning assets to interest-bearing liabilities			159.90			158.35			156.50
______________________________
(1) Average balance includes loans held for sale and nonperforming loans and is net of deferred loan origination fees/costs, discounts/premiums, and the basis adjustment of certain loans included in fair value hedging relationships.
(2) Interest income includes net discount accretion of $2.7 million, $2.6 million, and $2.6 million, for the three months ended December 31, 2024, September 30, 2024, and December 31, 2023, respectively.
(3) Represents annualized net interest income divided by average interest-earning assets.
(4) Represents annualized interest expense on deposits divided by the sum of average interest-bearing deposits and noninterest-bearing deposits.
(5) Represents annualized total interest expense divided by the sum of average total interest-bearing liabilities and noninterest-bearing deposits.
(6) Reconciliations of the non-GAAP measures are set forth at the end of this press release.

Provision for Credit Losses

For the fourth quarter of 2024, the Company recorded an $814,000 provision reversal, compared to a $486,000 provision expense for the third quarter of 2024, and a $1.7 million provision expense for the fourth quarter of 2023. The decrease in provision for credit losses compared to the third quarter of 2024 was largely attributable to changes to the composition and asset quality trends of the loan portfolio.

	Three Months Ended
	December 31,	September 30,	December 31,
(Dollars in thousands)	2024	2024	2023
Provision for credit losses
Provision for loan losses	$(1,632)	$(249)	$8,275
Provision for unfunded commitments	812	760	(6,577)
Provision for held-to-maturity securities	6	(25)	(2)
Total provision for credit losses	$(814)	$486	$1,696

Noninterest Income

Noninterest income for the fourth quarter of 2024 was $20.0 million, an increase of $1.1 million from the third quarter of 2024. The increase was primarily due to a $980,000 increase in other income, largely attributable to a $1.1 million increase in Community Reinvestment Act (“CRA”) investment gains.

Noninterest income for the fourth quarter of 2024 increased $254.2 million, compared to the fourth quarter of 2023. The increase was primarily due to the repositioning of investment securities portfolio during the fourth quarter of 2023 whereby the Bank sold $1.26 billion of its available-for-sale (“AFS”) securities portfolio, which resulted in a $254.1 million net loss.

	Three Months Ended
	December 31,	September 30,	December 31,
(Dollars in thousands)	2024	2024	2023
Noninterest income
Loan servicing income	$520	$525	$359
Service charges on deposit accounts	2,766	2,711	2,648
Other service fee income	285	306	322
Debit card interchange fee income	886	876	844
Earnings on bank owned life insurance	4,382	4,335	3,678
Net gain (loss) from sales of loans	93	47	(4)
Net (loss) from sales of investment securities	—	—	(254,065)
Trust custodial account fees	8,714	8,813	9,388
Escrow and exchange fees	768	673	1,074
Other income	1,561	581	1,562
Total noninterest income (loss)	$19,975	$18,867	$(234,194)

Noninterest Expense

Noninterest expense totaled $100.7 million for the fourth quarter of 2024, a decrease of $959,000 from the third quarter of 2024. This reduction was primarily due to a $3.0 million decrease in compensation and benefits, a $785,000 decrease in deposit expense, and a $705,000 decrease in premises and occupancy, partially offset by a $4.1 million increase in legal and professional services, driven by a $3.5 million insurance claim receivable reversal.

Noninterest expense decreased by $2.1 million compared to the fourth quarter of 2023. This decline was primarily due to a $2.3 million decrease in FDIC insurance premiums, primarily resulting from a $2.1 million FDIC special assessment in the fourth quarter of 2023, a $1.5 million decrease in compensation and benefits, a $1.2 million decrease in other expense, and a $989,000 decrease in premises and occupancy, partially offset by a $4.4 million increase in legal and professional services, driven by the $3.5 million reversal of the insurance claim receivable.

	Three Months Ended
	December 31,	September 30,	December 31,
(Dollars in thousands)	2024	2024	2023
Noninterest expense
Compensation and benefits	$50,387	$53,400	$51,907
Premises and occupancy	10,194	10,899	11,183
Data processing	7,754	7,777	7,409
Other real estate owned operations, net	(3)	1	103
FDIC insurance premiums	1,950	1,922	4,267
Legal and professional services	9,041	4,980	4,663
Marketing expense	931	860	1,728
Office expense	1,128	1,046	1,367
Loan expense	556	734	437
Deposit expense	11,689	12,474	11,152
Amortization of intangible assets	2,730	2,762	3,022
Other expense	4,329	4,790	5,532
Total noninterest expense	$100,686	$101,645	$102,770

Income Tax

For the fourth quarter of 2024, our income tax expense totaled $10.7 million, an effective tax rate of 24.1%, compared to income tax expense of $11.7 million, or 24.5%, for the third quarter of 2024, and income tax benefit of $56.5 million, or 29.4%, for the fourth quarter of 2023. The income tax benefit in the fourth quarter of 2023 was primarily attributable to the pretax loss from sales of AFS securities driven by the Company's balance sheet repositioning.

For the full year 2024, our income tax expense totaled $53.7 million, resulting in an effective tax rate of 25.3%, compared to income tax expense of $3.2 million and an effective tax rate of 9.4% for the full year 2023.

BALANCE SHEET HIGHLIGHTS

Loans

Loans held for investment totaled $12.04 billion at December 31, 2024, an increase of $4.6 million from September 30, 2024, and a decrease of $1.25 billion from December 31, 2023. The increase from September 30, 2024 was primarily driven by new loan production of $316.0 million and loan purchases of $401.3 million in commercial and industrial loans and $116.3 million in single family residential loans.

New origination activity during the fourth quarter of 2024 increased compared to both the third quarter of 2024 and fourth quarter of 2023. New loan commitments totaled $316.0 million, and new loan fundings totaled $193.8 million, compared to $104.1 million in loan commitments and $39.4 million in new loan fundings for the third quarter of 2024, and $128.1 million in loan commitments and $103.7 million in new loan fundings for the fourth quarter of 2023.

At December 31, 2024, the total loan-to-deposit ratio was 83.3%, compared to 83.1% and 88.6% at September 30, 2024 and December 31, 2023, respectively.

The following table presents the primary loan roll-forward activities for total gross loans, including both loans held for investment and loans held for sale, during the quarters indicated:

	Three Months Ended
	December 31,	September 30,	December 31,
(Dollars in thousands)	2024	2024	2023
Beginning loan balance	$12,051,250	$12,518,292	$13,319,591
New commitments	316,047	104,080	128,102
Unfunded new commitments	(122,224)	(64,706)	(24,429)
Net new fundings	193,823	39,374	103,673
Purchased loans	517,578	—	—
Amortization/maturities/payoffs	(709,073)	(449,367)	(422,607)
Net draws on existing lines of credit	16,033	(50,982)	354,711
Loan sales	(7,025)	(3,628)	(32,464)
Charge-offs	(4,088)	(2,439)	(4,138)
Transferred to other real estate owned	—	—	(195)
Net increase (decrease)	7,248	(467,042)	(1,020)
Ending gross loan balance before basis adjustment	12,058,498	12,051,250	13,318,571
Basis adjustment associated with fair value hedge (1)	(16,442)	(16,153)	(29,551)
Ending gross loan balance	$12,042,056	$12,035,097	$13,289,020
______________________________
(1) Represents the basis adjustment associated with the application of hedge accounting on certain loans.

The following table presents the composition of the loans held for investment as of the dates indicated:

	December 31,	September 30,	December 31,
(Dollars in thousands)	2024	2024	2023
Investor loans secured by real estate
Commercial real estate (“CRE”) non-owner-occupied	$2,131,112	$2,202,268	$2,421,772
Multifamily	5,326,009	5,388,847	5,645,310
Construction and land	379,143	445,146	472,544
SBA secured by real estate (1)	28,777	32,228	36,400
Total investor loans secured by real estate	7,865,041	8,068,489	8,576,026
Business loans secured by real estate (2)
CRE owner-occupied	1,995,144	2,038,583	2,191,334
Franchise real estate secured	255,694	264,696	304,514
SBA secured by real estate (3)	43,978	43,943	50,741
Total business loans secured by real estate	2,294,816	2,347,222	2,546,589
Commercial loans (4)
Commercial and industrial	1,486,340	1,316,517	1,790,608
Franchise non-real estate secured	213,357	237,702	319,721
SBA non-real estate secured	8,086	8,407	10,926
Total commercial loans	1,707,783	1,562,626	2,121,255
Retail loans
Single family residential (5)	186,739	71,552	72,752
Consumer	1,804	1,361	1,949
Total retail loans	188,543	72,913	74,701
Loans held for investment before basis adjustment (6)	12,056,183	12,051,250	13,318,571
Basis adjustment associated with fair value hedge (7)	(16,442)	(16,153)	(29,551)
Loans held for investment	12,039,741	12,035,097	13,289,020
Allowance for credit losses for loans held for investment	(178,186)	(181,248)	(192,471)
Loans held for investment, net	$11,861,555	$11,853,849	$13,096,549

Total unfunded loan commitments	$1,532,623	$1,377,190	$1,703,470
Loans held for sale, at lower of cost or fair value	$2,315	$—	$—
___________________________________________
(1) SBA loans that are collateralized by hotel/motel real property.
(2) Loans to businesses that are collateralized by real estate where the operating cash flow of the business is the primary source of repayment.
(3) SBA loans that are collateralized by real property other than hotel/motel real property.
(4) Loans to businesses where the operating cash flow of the business is the primary source of repayment.
(5) Single family residential includes home equity lines of credit, as well as second trust deeds.
(6) Includes unamortized net purchase premiums of $9.1 million, $3.7 million, and $4.0 million, net deferred origination (fees) costs of $1.1 million, $1.5 million, and $(74,000), and unaccreted fair value net purchase discounts of $33.2 million, $35.9 million, and $43.3 million as of December 31, 2024, September 30, 2024, and December 31, 2023, respectively.
(7) Represents the basis adjustment associated with the application of hedge accounting on certain loans.

The total end of period weighted average interest rate on loans, excluding fees and discounts and impact from interest rate swaps designated as fair value hedges, at December 31, 2024 was 4.78%, compared to 4.82% at September 30, 2024 and 4.87% at December 31, 2023. The quarter-over-quarter and year-over-year decreases were primarily due to new loan fundings at lower coupon rates and the repricing of existing loans in response to decreases in benchmark interest rates, as well as customers paying down and paying off higher-rate loans.

The following table presents the composition of loan commitments originated during the quarters indicated:

	Three Months Ended
	December 31,	September 30,	December 31,
(Dollars in thousands)	2024	2024	2023
Investor loans secured by real estate
CRE non-owner-occupied	$12,942	$5,200	$1,450
Multifamily	105,032	8,730	94,462
Construction and land	54,292	1,494	—
Total investor loans secured by real estate	172,266	15,424	95,912
Business loans secured by real estate (1)
CRE owner-occupied	27,949	13,307	3,870
Franchise real estate secured	1,300	—	—
SBA secured by real estate (2)	1,945	1,000	—
Total business loans secured by real estate	31,194	14,307	3,870
Commercial loans (3)
Commercial and industrial	97,363	64,267	24,766
Franchise non-real estate secured	1,200	—	—
SBA non-real estate secured	2,649	—	—
Total commercial loans	101,212	64,267	24,766
Retail loans
Single family residential (4)	10,143	8,945	3,554
Consumer	1,232	1,137	—
Total retail loans	11,375	10,082	3,554
Total loan commitments	$316,047	$104,080	$128,102
______________________________
(1) Loans to businesses that are collateralized by real estate where the operating cash flow of the business is the primary source of repayment.
(2) SBA loans that are collateralized by real property other than hotel/motel real property.
(3) Loans to businesses where the operating cash flow of the business is the primary source of repayment.
(4) Single family residential includes home equity lines of credit, as well as second trust deeds.

The weighted average interest rate on new loan commitments was 6.92% in the fourth quarter of 2024, compared to 8.43% in the third quarter of 2024, and 6.34% in the fourth quarter of 2023.

Allowance for Credit Losses

At December 31, 2024, our allowance for credit losses (“ACL”) on loans held for investment was $178.2 million, a decrease of $3.1 million from September 30, 2024, and a decrease of $14.3 million from December 31, 2023. The change in ACL from September 30, 2024 and December 31, 2023 primarily reflects changes in the size and composition of our loan portfolio and updates to the economic forecasts as well as net loan charge-offs during the respective periods.

During the fourth quarter of 2024, the Company incurred $1.4 million of net charge-offs, compared to $2.3 million of net charge-offs during the third quarter of 2024, and $3.9 million of net charge-offs during the fourth quarter of 2023, respectively.

The following table provides the allocation of the ACL for loans held for investment, as well as the activity in the ACL attributed to various segments in the loan portfolio as of and for the period indicated:

	Three Months Ended December 31, 2024
(Dollars in thousands)	Beginning ACL Balance	Charge-offs	Recoveries	Provision for Credit Losses	Ending ACL Balance
Investor loans secured by real estate
CRE non-owner occupied	$29,274	$(2,360)	$—	$(506)	$26,408
Multifamily	65,965	—	—	(12,660)	53,305
Construction and land	10,984	—	—	(5,754)	5,230
SBA secured by real estate (1)	2,599	(290)	108	(695)	1,722
Business loans secured by real estate (2)
CRE owner-occupied	27,959	(379)	—	4,214	31,794
Franchise real estate secured	5,114	—	—	722	5,836
SBA secured by real estate (3)	3,644	—	3	184	3,831
Commercial loans (4)
Commercial and industrial	24,982	(1,045)	433	13,233	37,603
Franchise non-real estate secured	9,898	—	2,109	(1,213)	10,794
SBA non-real estate secured	348	(1)	2	10	359
Retail loans
Single family residential (5)	388	—	—	805	1,193
Consumer loans	93	(13)	3	28	111
Totals	$181,248	$(4,088)	$2,658	$(1,632)	$178,186
______________________________
(1) SBA loans that are collateralized by hotel/motel real property.
(2) Loans to businesses that are collateralized by real estate where the operating cash flow of the business is the primary source of repayment.
(3) SBA loans that are collateralized by real property other than hotel/motel real property.
(4) Loans to businesses where the operating cash flow of the business is the primary source of repayment.
(5) Single family residential includes home equity lines of credit, as well as second trust deeds.

The ratio of ACL to loans held for investment at December 31, 2024 was 1.48%, a decrease from 1.51% at September 30, 2024, and an increase from 1.45% at December 31, 2023. The fair value net discount on loans acquired through bank acquisitions was $33.2 million, or 0.28% of total loans held for investment, as of December 31, 2024, compared to $35.9 million, or 0.30% of total loans held for investment, as of September 30, 2024, and $43.3 million, or 0.33% of total loans held for investment, as of December 31, 2023.

Asset Quality

Nonperforming assets totaled $28.9 million, or 0.16% of total assets, at December 31, 2024, compared to $39.1 million, or 0.22% of total assets, at September 30, 2024, and $25.1 million, or 0.13% of total assets, at December 31, 2023. Loan delinquencies were $2.6 million, or 0.02% of loans held for investment, at December 31, 2024, compared to $9.9 million, or 0.08% of loans held for investment, at September 30, 2024, and $10.1 million, or 0.08% of loans held for investment, at December 31, 2023.

Classified loans totaled $106.2 million, or 0.88% of loans held for investment, at December 31, 2024, compared to $120.5 million, or 1.00% of loans held for investment, at September 30, 2024, and $142.2 million, or 1.07% of loans held for investment, at December 31, 2023.

The following table presents the asset quality metrics of the loan portfolio as of the dates indicated:

	December 31,	September 30,	December 31,
(Dollars in thousands)	2024	2024	2023
Asset Quality
Nonaccrual loans held for investment	$28,031	$39,084	$24,817
Nonaccrual loans held for sale	825	—	—
Other real estate owned	—	—	248
Nonperforming assets	$28,856	$39,084	$25,065

Total classified assets (1)	$107,074	$120,484	$142,210
Allowance for credit losses	178,186	181,248	192,471
Allowance for credit losses as a percent of total nonperforming loans	636%	464%	776%
Nonperforming loans as a percent of loans held for investment	0.23	0.32	0.19
Nonperforming assets as a percent of total assets	0.16	0.22	0.13
Classified loans to total loans held for investment	0.88	1.00	1.07
Classified assets to total assets	0.60	0.67	0.75
Net loan charge-offs for the quarter ended	$1,430	$2,306	$3,902
Net loan charge-offs for the quarter to average total loans	0.01%	0.02%	0.03%
Allowance for credit losses to loans held for investment (2)	1.48	1.51	1.45
Delinquent Loans (3)
30 - 59 days	$1,009	$2,008	$2,484
60 - 89 days	349	715	1,294
90+ days	1,261	7,143	6,276
Total delinquency	$2,619	$9,866	$10,054
Delinquency as a percent of loans held for investment	0.02%	0.08%	0.08%
______________________________
(1) Includes substandard and doubtful loans, nonaccrual loans held for sale, and other real estate owned.
(2) At December 31, 2024, 21% of loans held for investment include a fair value net discount of $33.2 million, or 0.28% of loans held for investment. At September 30, 2024, 24% of loans held for investment include a fair value net discount of $35.9 million, or 0.30% of loans held for investment. At December 31, 2023, 24% of loans held for investment include a fair value net discount of $43.3 million, or 0.33% of loans held for investment.
(3) Nonaccrual loans are included in this aging analysis based on the loan's past due status.

Investment Securities

At December 31, 2024, AFS and held-to-maturity (“HTM”) investment securities were $1.68 billion and $1.71 billion, respectively, compared to $1.32 billion and $1.71 billion, respectively, at September 30, 2024, and $1.14 billion and $1.73 billion, respectively, at December 31, 2023.

In total, investment securities were $3.40 billion at December 31, 2024, an increase of $364.9 million from $3.03 billion at September 30, 2024 and an increase of $525.4 million from $2.87 billion at December 31, 2023. The increase in the fourth quarter of 2024 compared to the prior quarter was primarily driven by purchases of $704.6 million, predominantly short-term U.S. Treasury securities, as well as an improvement of $2.5 million in AFS investment securities mark-to-market unrealized loss, partially offset by principal payments, amortization, accretion, and redemptions aggregating to $342.2 million.

The increase in investment securities from December 31, 2023 was primarily attributable to purchases of $1.43 billion of AFS and HTM investment securities and an improvement of $18.8 million in AFS investment securities mark-to-market unrealized loss, partially offset by principal payments, amortization, accretion, and redemptions aggregating to $924.6 million.

Deposits

At December 31, 2024, total deposits were $14.46 billion, a decrease of $17.2 million, or 0.1%, from September 30, 2024, and a decrease of $531.9 million, or 3.5%, from December 31, 2023. The decrease from the prior quarter was primarily driven by decreases of $163.1 million in retail certificates of deposit and $22.1 million in noninterest-bearing deposits, partially offset by increases of $135.5 million in interest-bearing checking and $32.4 million in money market and savings. The decrease from December 31, 2023 was attributable to decreases of $315.8 million noninterest-bearing checking and $310.1 million in brokered certificates of deposit, partially offset by an increase of $125.3 million in retail certificates of deposit.

At December 31, 2024, non-maturity deposits(1) totaled $12.35 billion, or 85.4% of total deposits, an increase of $145.8 million, or 1.2%, from September 30, 2024, and a decrease of $347.1 million, or 2.7%, from December 31, 2023.

At December 31, 2024, maturity deposits totaled $2.11 billion, a decrease of $163.0 million, or 7.2%, from September 30, 2024, and a decrease of $184.8 million, or 8.1%, from December 31, 2023. The decrease in the fourth quarter of 2024 compared to the prior quarter was primarily driven by the decrease of $163.1 million in retail certificates of deposit. The decrease from December 31, 2023 was largely due to the reduction of higher cost brokered certificates of deposit, partially offset by the increase in retail certificates of deposit.

The weighted average cost of total deposits for the fourth quarter of 2024 was 1.79%, compared with 1.84% for the third quarter of 2024 and 1.56% for the fourth quarter of 2023. The decrease in the weighted average cost of deposits for the fourth quarter of 2024 compared to the third quarter of 2024 was principally driven by lower pricing in the retail certificates of deposit category and lower average balances in higher-costing maturity deposits. The increase in the weighted average cost of deposits for the fourth quarter of 2024 compared to the fourth quarter of 2023 was principally driven by higher pricing across all deposit categories. The weighted average cost of non-maturity deposits(1) for the fourth quarter of 2024 was 1.28%, compared to 1.27% for the third quarter of 2024, and 1.02% for the fourth quarter of 2023.

At December 31, 2024, the end-of-period weighted average rate of total deposits was 1.72%, compared to 1.80% at September 30, 2024 and 1.55% at December 31, 2023. At December 31, 2024, the end-of-period weighted average rate of non-maturity deposits was 1.24%, compared to 1.26% at September 30, 2024 and 1.04% at December 31, 2023.

At December 31, 2024, the Company’s FDIC-insured deposits as a percentage of total deposits was 60%, and insured and collateralized deposits comprised 66% of total deposits at December 31, 2024, consistent with the ratios at September 30, 2024 and December 31, 2023.

_____________________________________________________________
(1) Reconciliations of the non-GAAP measures are set forth at the end of this press release.

The following table presents the composition of deposits as of the dates indicated.

	December 31,	September 30,	December 31,
(Dollars in thousands)	2024	2024	2023
Deposit Accounts
Noninterest-bearing checking	$4,617,013	$4,639,077	$4,932,817
Interest-bearing:
Checking	2,898,810	2,763,353	2,899,621
Money market/savings	4,837,929	4,805,516	4,868,442
Total non-maturity deposits (1)	12,353,752	12,207,946	12,700,880
Retail certificates of deposit	1,809,818	1,972,962	1,684,560
Wholesale/brokered certificates of deposit	300,132	300,019	610,186
Total non-core deposits	2,109,950	2,272,981	2,294,746
Total deposits	$14,463,702	$14,480,927	$14,995,626

Cost of deposits	1.79%	1.84%	1.56%
Cost of non-maturity deposits (1)	1.28	1.27	1.02
Noninterest-bearing deposits as a percent of total deposits	31.9	32.0	32.9
Non-maturity deposits (1) as a percent of total deposits	85.4	84.3	84.7
______________________________
(1) Reconciliations of the non-GAAP measures are set forth at the end of this press release.

Borrowings

At December 31, 2024, total borrowings amounted to $272.4 million, an increase of $129,000 from September 30, 2024 and a decrease of $659.4 million from December 31, 2023. Total borrowings at December 31, 2024 were comprised entirely of $272.4 million in subordinated debentures. The slight increase in borrowings at December 31, 2024 as compared to September 30, 2024 was due to the amortization of subordinated debt issuance costs. The decrease in average borrowings and borrowings at December 31, 2024, compared to December 31, 2023, was primarily due to the redemptions and maturities of higher cost FHLB term advances and the maturity of $60.0 million in subordinated debentures.

As of December 31, 2024, our unused borrowing capacity was $9.03 billion, which consists of available lines of credit with FHLB and other correspondent banks, as well as access through the Federal Reserve Bank's discount window, which was not utilized during the fourth quarter of 2024.

Capital Ratios

At December 31, 2024, our common stockholder's equity was $2.96 billion, or 16.51% of total assets, compared with $2.94 billion, or 16.44% of total assets, at September 30, 2024, and $2.88 billion, or 15.15% of total assets, at December 31, 2023. At December 31, 2024, the ratio of tangible common equity to total assets(1) increased 9 and 120 basis points to 11.92%, compared with 11.83% at September 30, 2024, and 10.72% at December 31, 2023, respectively. Tangible book value per share(1) increased $0.16 and $0.75 to $20.97, compared with $20.81 at September 30, 2024 and $20.22 at December 31, 2023, respectively.

______________________________
(1) Reconciliations of the non-GAAP measures are set forth at the end of this press release.

The Company implemented the current expected credit losses (“CECL”) model on January 1, 2020 and elected to phase in the full effect of CECL on regulatory capital over the five-year transition period. In the first quarter of 2022, the Company began phasing into regulatory capital the cumulative adjustments at the end of the second year of the transition period at 25% per year. At December 31, 2024, the Company and Bank were in compliance with the capital conservation buffer requirement and exceeded the minimum Common Equity Tier 1, Tier 1, and total capital ratios, inclusive of the fully phased-in capital conservation buffer of 7.0%, 8.5% and 10.5%, respectively, and the Bank qualified as “well-capitalized” for purposes of the federal bank regulatory prompt corrective action regulations.

The following table presents capital ratios and share data as of the dates indicated:

	December 31,	September 30,	December 31,
Capital Ratios	2024	2024	2023
Pacific Premier Bancorp, Inc. Consolidated
Tier 1 leverage ratio	12.31%	12.19%	11.03%
Common equity tier 1 risk-based capital ratio	17.05	16.83	14.32
Tier 1 risk-based capital ratio	17.05	16.83	14.32
Total risk-based capital ratio	20.28	20.05	17.29
Tangible common equity ratio (1)	11.92	11.83	10.72

Pacific Premier Bank
Tier 1 leverage ratio	13.41%	13.45%	12.43%
Common equity tier 1 risk-based capital ratio	18.57	18.56	16.13
Tier 1 risk-based capital ratio	18.57	18.56	16.13
Total risk-based capital ratio	19.82	19.81	17.23

Share Data
Book value per share	$30.65	$30.52	$30.07
Tangible book value per share (1)	20.97	20.81	20.22
Common equity dividends declared per share	0.33	0.33	0.33
Closing stock price (2)	24.92	25.16	29.11
Shares issued and outstanding	96,441,667	96,462,767	95,860,092
Market Capitalization (2)(3)	$2,403,326	$2,427,003	$2,790,487
______________________________
(1) A reconciliation of the non-GAAP measures of tangible common equity and tangible book value per share to the GAAP measures of common stockholders' equity and book value per share is set forth at the end of this press release.
(2) As of the last trading day prior to period end.
(3) Dollars in thousands.

Dividend and Stock Repurchase Program

On January 21, 2025, the Company's Board of Directors declared a $0.33 per share dividend, payable on February 10, 2025 to stockholders of record on February 3, 2025. In January 2021, the Company’s Board of Directors approved a stock repurchase program, which authorized the repurchase of up to 4,725,000 shares of its common stock. During the fourth quarter of 2024, the Company did not repurchase any shares of common stock.

Conference Call and Webcast

The Company will host a conference call at 9:00 a.m. PT / 12:00 p.m. ET on January 23, 2025 to discuss its financial results. Analysts and investors may participate in the question-and-answer session. A live webcast will be available on the Webcasts page of the Company's investor relations website. An archived version of the webcast will be available in the same location shortly after the live call has ended. The conference call can be accessed by telephone at (866) 290-5977. Participants should ask to be joined into the Pacific Premier Bancorp, Inc. call. Additionally, a telephone replay will be made available through January 30, 2025 at (877) 344-7529, access code 8161362.

About Pacific Premier Bancorp, Inc.

Pacific Premier Bancorp, Inc. (Nasdaq: PPBI) is the parent company of Pacific Premier Bank, National Association, a nationally chartered commercial bank focused on serving small, middle-market, and corporate businesses throughout the western United States in major metropolitan markets in California, Washington, Oregon, Arizona, and Nevada. Founded in 1983, Pacific Premier Bank has grown to become one of the largest banks headquartered in the western region of the United States, with approximately $18 billion in total assets. Pacific Premier Bank provides banking products and services, including deposit accounts, digital banking, and treasury management services, to businesses, professionals, entrepreneurs, real estate investors, and nonprofit organizations. Pacific Premier Bank also offers a wide array of loan products, such as commercial business loans, lines of credit, SBA loans, commercial real estate loans, agribusiness loans, franchise lending, home equity lines of credit, and construction loans. Pacific Premier Bank offers commercial escrow services and facilitates 1031 Exchange transactions through its Commerce Escrow division. Pacific Premier Bank offers clients IRA custodial services through its Pacific Premier Trust division, which has approximately $18 billion of assets under custody and over 31,000 client accounts comprised of self-directed investors, financial institutions, capital syndicators, and financial advisors. Additionally, Pacific Premier Bank provides nationwide customized banking solutions to Homeowners' Associations and Property Management companies. Pacific Premier Bank is an Equal Housing Lender and Member FDIC. For additional information about Pacific Premier Bancorp, Inc. and Pacific Premier Bank, visit our website: www.ppbi.com.

FORWARD-LOOKING STATEMENTS

The statements contained herein that are not historical facts are forward-looking statements based on management’s current expectations and beliefs concerning future developments and their potential effects on the Company including, without limitation, plans, strategies and goals, and statements about the Company’s expectations regarding revenue and asset growth, financial performance and profitability, loan and deposit growth, yields and returns, loan diversification and credit management, stockholder value creation, tax rates, liquidity, and the impact of acquisitions we have made or may make.

Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of the Company. There can be no assurance that future developments affecting the Company will be the same as those anticipated by management. The Company cautions readers that a number of important factors could cause actual results to differ materially from those expressed in, or implied or projected by, such forward-looking statements. These risks and uncertainties include, but are not limited to, the following: the strength of the United States (“U.S.”) economy in general and the strength of the local economies in which we conduct operations; adverse developments in the banking industry and the potential impact of such developments on customer confidence, liquidity, and regulatory responses to these developments; the effects of, and changes in, trade, monetary, and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System; interest rate, liquidity, economic, market, credit, operational, and inflation risks associated with our business, including the speed and predictability of changes in these risks; our ability to attract and retain deposits and access to other sources of liquidity, particularly in a rising or high interest rate environment, and the quality and composition of our deposits; business and economic conditions generally and in the financial services industry, nationally and within our current and future geographic markets, including the tight labor market, ineffective management of the U.S. Federal budget or debt, or turbulence or uncertainty in domestic or foreign financial markets; the effect of acquisitions we have made or may make, including, without limitation, the failure to achieve the expected revenue growth and/or expense savings from such acquisitions, and/or the failure to effectively integrate an acquisition target into our operations; the timely development of competitive new products and services and the acceptance of these products and services by new and existing customers; possible impairment charges to goodwill, including any impairment that may result from increased volatility in our stock price; the impact of changes in financial services policies, laws, and regulations, including those concerning taxes, banking, securities, and insurance, and the application thereof by regulatory bodies; compliance risks, including any increased costs of monitoring, testing, and maintaining compliance with complex laws and regulations; the effectiveness of our risk management framework and quantitative models; the effect of changes in accounting policies and practices or accounting standards, as may be adopted from time-to-time by bank regulatory agencies, the U.S. Securities and Exchange Commission (“SEC”), the Public Company Accounting Oversight Board, the Financial Accounting Standards Board or other accounting standards setters; possible credit-related impairments of securities held by us; changes in the level of our nonperforming assets and charge-offs; the impact of governmental efforts to restructure or adjust the U.S. financial regulatory system; the impact of recent or future changes in the FDIC insurance assessment rate or the rules and regulations related to the calculation of the FDIC insurance assessment amount, including any special assessments; changes in consumer spending, borrowing, and savings habits; the effects of concentrations in our loan portfolio, including commercial real estate and the risks of geographic and industry concentrations; the possibility that we may reduce or discontinue the payments of dividends on our common stock; the possibility that we may discontinue, reduce or otherwise limit the level of repurchases of our common stock we may make from time to time pursuant to our stock repurchase program; changes in the financial performance and/or condition of our borrowers; changes in the competitive environment among financial and bank holding companies and other financial service providers; geopolitical conditions, including acts or threats of terrorism, actions taken by the United States or other governments in response to acts or threats of terrorism, and/or military conflicts, including the war between Russia and Ukraine, conflict in the Middle East, and trade tensions, all of which could impact business and economic conditions in the United States and abroad; public health crises and pandemics, and their effects on the economic and business environments in which we operate, including on our credit quality and business operations, as well as the impact on general economic and financial market conditions; cybersecurity threats and the cost of defending against them; climate change, including the enhanced regulatory, compliance, credit, and reputational risks and costs; natural disasters, earthquakes, fires, and severe weather; direct and indirect costs and impacts on clients, the Company and its employees from the January 2025 Los Angeles County wildfires, including potential adverse changes to the level of our nonperforming assets and charge-offs; unanticipated regulatory or legal proceedings; and our ability to manage the risks involved in the foregoing. Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the Company's 2023 Annual Report on Form 10-K filed with the SEC and available at the SEC’s Internet site (http://www.sec.gov).

The Company undertakes no obligation to revise or publicly release any revision or update to these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

Contacts:

Pacific Premier Bancorp, Inc.

Steven R. Gardner
Chairman, Chief Executive Officer, and President
(949) 864-8000

Ronald J. Nicolas, Jr.
Senior Executive Vice President and Chief Financial Officer
(949) 864-8000

Matthew J. Lazzaro
Senior Vice President, and Director of Investor Relations
(949) 243-1082

PACIFIC PREMIER BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Unaudited)
	December 31,	September 30,	June 30,	March 31,	December 31,
(Dollars in thousands)	2024	2024	2024	2024	2023
ASSETS
Cash and cash equivalents	$609,330	$982,249	$899,817	$1,028,818	$936,473
Interest-bearing time deposits with financial institutions	1,246	1,246	996	995	995
Investments held-to-maturity, at amortized cost, net of allowance for credit losses	1,711,804	1,713,575	1,710,141	1,720,481	1,729,541
Investment securities available for sale, at fair value	1,683,215	1,316,546	1,320,050	1,154,021	1,140,071
FHLB, FRB, and other stock	97,539	97,336	97,037	97,063	99,225
Loans held for sale, at lower of amortized cost or fair value	2,315	—	140	—	—
Loans held for investment	12,039,741	12,035,097	12,489,951	13,012,071	13,289,020
Allowance for credit losses	(178,186)	(181,248)	(183,803)	(192,340)	(192,471)
Loans held for investment, net	11,861,555	11,853,849	12,306,148	12,819,731	13,096,549
Accrued interest receivable	67,953	64,803	69,629	67,642	68,516
Other real estate owned	—	—	—	248	248
Premises and equipment, net	48,580	49,807	52,137	54,789	56,676
Deferred income taxes, net	100,295	104,564	108,607	111,390	113,580
Bank owned life insurance	484,952	481,309	477,694	474,404	471,178
Intangible assets	32,194	34,924	37,686	40,449	43,285
Goodwill	901,312	901,312	901,312	901,312	901,312
Other assets	301,295	308,123	350,931	341,838	368,996
Total assets	$17,903,585	$17,909,643	$18,332,325	$18,813,181	$19,026,645
LIABILITIES
Deposit accounts:
Noninterest-bearing checking	$4,617,013	$4,639,077	$4,616,124	$4,997,636	$4,932,817
Interest-bearing:
Checking	2,898,810	2,763,353	2,776,212	2,785,626	2,899,621
Money market/savings	4,837,929	4,805,516	4,844,585	5,037,636	4,868,442
Retail certificates of deposit	1,809,818	1,972,962	1,906,552	1,794,813	1,684,560
Wholesale/brokered certificates of deposit	300,132	300,019	484,181	572,117	610,186
Total interest-bearing	9,846,689	9,841,850	10,011,530	10,190,192	10,062,809
Total deposits	14,463,702	14,480,927	14,627,654	15,187,828	14,995,626
FHLB advances and other borrowings	—	—	200,000	200,000	600,000
Subordinated debentures	272,449	272,320	332,160	332,001	331,842
Accrued expenses and other liabilities	211,691	212,459	248,747	190,551	216,596
Total liabilities	14,947,842	14,965,706	15,408,561	15,910,380	16,144,064
STOCKHOLDERS’ EQUITY
Common stock	942	942	941	941	938
Additional paid-in capital	2,395,339	2,389,767	2,383,615	2,378,171	2,377,131
Retained earnings	635,268	633,350	629,341	619,405	604,137
Accumulated other comprehensive loss	(75,806)	(80,122)	(90,133)	(95,716)	(99,625)
Total stockholders' equity	2,955,743	2,943,937	2,923,764	2,902,801	2,882,581
Total liabilities and stockholders' equity	$17,903,585	$17,909,643	$18,332,325	$18,813,181	$19,026,645

PACIFIC PREMIER BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
(Dollars in thousands, except per share data)	2024	2024	2023	2024	2023
INTEREST INCOME
Loans	$151,275	$163,409	$176,773	$655,206	$717,615
Investment securities and other interest-earning assets	44,182	42,217	40,419	167,362	170,370
Total interest income	195,457	205,626	217,192	822,568	887,985
INTEREST EXPENSE
Deposits	66,355	67,898	60,915	257,988	217,447
FHLB advances and other borrowings	5	1,511	4,927	8,083	27,255
Subordinated debentures	4,565	5,319	4,561	19,546	18,244
Total interest expense	70,925	74,728	70,403	285,617	262,946
Net interest income before provision for credit losses	124,532	130,898	146,789	536,951	625,039
Provision for credit losses	(814)	486	1,696	4,789	10,129
Net interest income after provision for credit losses	125,346	130,412	145,093	532,162	614,910
NONINTEREST INCOME
Loan servicing income	520	525	359	2,084	1,958
Service charges on deposit accounts	2,766	2,711	2,648	10,875	10,620
Other service fee income	285	306	322	1,236	1,213
Debit card interchange fee income	886	876	844	3,452	3,485
Earnings on bank owned life insurance	4,382	4,335	3,678	17,094	14,118
Net gain (loss) from sales of loans	93	47	(4)	205	415
Net (loss) from sales of investment securities	—	—	(254,065)	—	(253,927)
Trust custodial account fees	8,714	8,813	9,388	37,119	39,129
Escrow and exchange fees	768	673	1,074	2,839	3,994
Other income	1,561	581	1,562	7,934	5,077
Total noninterest income (loss)	19,975	18,867	(234,194)	82,838	(173,918)
NONINTEREST EXPENSE
Compensation and benefits	50,387	53,400	51,907	211,057	213,692
Premises and occupancy	10,194	10,899	11,183	42,380	45,922
Data processing	7,754	7,777	7,409	30,796	29,679
Other real estate owned operations, net	(3)	1	103	44	215
FDIC insurance premiums	1,950	1,922	4,267	8,374	11,373
Legal and professional services	9,041	4,980	4,663	19,242	19,123
Marketing expense	931	860	1,728	5,073	7,080
Office expense	1,128	1,046	1,367	4,344	4,958
Loan expense	556	734	437	2,900	2,126
Deposit expense	11,689	12,474	11,152	49,117	39,593
Amortization of intangible assets	2,730	2,762	3,022	11,091	12,303
Other expense	4,329	4,790	5,532	18,113	20,887
Total noninterest expense	100,686	101,645	102,770	402,531	406,951
Net income (loss) before income taxes	44,635	47,634	(191,871)	212,469	34,041
Income tax expense (benefit)	10,742	11,655	(56,495)	53,667	3,189
Net income (loss)	$33,893	$35,979	$(135,376)	$158,802	$30,852
EARNINGS (LOSS) PER SHARE
Basic	$0.35	$0.37	$(1.44)	$1.65	$0.31
Diluted	0.35	0.37	(1.44)	1.65	0.31
WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	94,686,916	94,650,096	94,233,813	94,579,358	94,113,132
Diluted	94,801,772	94,775,927	94,233,813	94,682,886	94,236,875

SELECTED FINANCIAL DATA

PACIFIC PREMIER BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED AVERAGE BALANCES AND YIELD DATA
(Unaudited)

	Three Months Ended
	December 31, 2024			September 30, 2024			December 31, 2023
(Dollars in thousands)	Average Balance	Interest	Average Yield/ Cost	Average Balance	Interest	Average Yield/ Cost	Average Balance	Interest	Average Yield/ Cost
Assets
Interest-earning assets:
Cash and cash equivalents	$1,128,587	$12,000	4.23%	$1,098,455	$13,346	4.83%	$1,281,793	$15,744	4.87%
Investment securities	3,524,467	32,182	3.65	3,145,214	28,871	3.67	3,203,608	24,675	3.08
Loans receivable, net (1) (2)	11,738,332	151,275	5.13	12,247,435	163,409	5.31	13,257,767	176,773	5.29
Total interest-earning assets	16,391,386	195,457	4.74	16,491,104	205,626	4.96	17,743,168	217,192	4.86
Noninterest-earning assets	1,764,352			1,751,309			1,881,777
Total assets	$18,155,738			$18,242,413			$19,624,945
Liabilities and Equity
Interest-bearing deposits:
Interest checking	$2,878,840	$11,776	1.63%	$2,707,440	$10,848	1.59%	$3,037,642	$11,170	1.46%
Money market	4,623,754	28,169	2.42	4,607,486	28,118	2.43	4,525,403	22,038	1.93
Savings	258,717	254	0.39	263,570	246	0.37	308,968	190	0.24
Retail certificates of deposit	1,916,788	22,287	4.63	1,944,685	23,202	4.75	1,604,507	16,758	4.14
Wholesale/brokered certificates of deposit	300,065	3,869	5.13	448,820	5,484	4.86	918,596	10,759	4.65
Total interest-bearing deposits	9,978,164	66,355	2.65	9,972,001	67,898	2.71	10,395,116	60,915	2.32
FHLB advances and other borrowings	359	5	5.54	128,413	1,511	4.68	610,913	4,927	3.20
Subordinated debentures	272,391	4,565	6.62	313,990	5,319	6.70	331,776	4,561	5.50
Total borrowings	272,750	4,570	6.62	442,403	6,830	6.12	942,689	9,488	4.01
Total interest-bearing liabilities	10,250,914	70,925	2.75	10,414,404	74,728	2.85	11,337,805	70,403	2.46
Noninterest-bearing deposits	4,730,142			4,683,477			5,141,585
Other liabilities	232,560			215,372			296,604
Total liabilities	15,213,616			15,313,253			16,775,994
Stockholders' equity	2,942,122			2,929,160			2,848,951
Total liabilities and equity	$18,155,738			$18,242,413			$19,624,945
Net interest income		$124,532			$130,898			$146,789

Net interest margin (3)			3.02%			3.16%			3.28%
Cost of deposits (4)			1.79			1.84			1.56
Cost of funds (5)			1.88			1.97			1.69
Cost of non-maturity deposits (6)			1.28			1.27			1.02
Ratio of interest-earning assets to interest-bearing liabilities			159.90			158.35			156.50

	Year Ended December 31,
	2024			2023
(Dollars in thousands)	Average Balance	Interest	Average Yield/Cost	Average Balance	Interest	Average Yield/Cost
Assets
Interest-earning assets:
Cash and cash equivalents	$1,125,605	$52,651	4.68%	$1,437,074	$67,134	4.67%
Investment securities	3,146,724	114,711	3.65	3,778,650	103,236	2.73
Loans receivable, net (1)(2)	12,462,258	655,206	5.26	13,759,815	717,615	5.22
Total interest-earning assets	16,734,587	822,568	4.92	18,975,539	887,985	4.68
Noninterest-earning assets	1,770,787			1,812,254
Total assets	$18,505,374			$20,787,793
Liabilities and Equity
Interest-bearing deposits:
Interest checking	$2,793,146	$42,704	1.53%	$3,152,823	$36,520	1.16%
Money market	4,647,811	106,126	2.28	4,667,007	69,917	1.50
Savings	270,408	951	0.35	360,546	915	0.25
Retail certificates of deposit	1,855,343	85,679	4.62	1,385,531	48,237	3.48
Wholesale/brokered certificates of deposit	464,619	22,528	4.85	1,434,563	61,858	4.31
Total interest-bearing deposits	10,031,327	257,988	2.57	11,000,470	217,447	1.98
FHLB advances and other borrowings	211,144	8,083	3.83	798,667	27,255	3.41
Subordinated debentures	312,497	19,546	6.22	331,534	18,244	5.50
Total borrowings	523,641	27,629	5.25	1,130,201	45,499	4.03
Total interest-bearing liabilities	10,554,968	285,617	2.71	12,130,671	262,946	2.17
Noninterest-bearing deposits	4,808,084			5,564,887
Other liabilities	223,419			247,946
Total liabilities	15,586,471			17,943,504
Stockholders’ equity	2,918,903			2,844,289
Total liabilities and equity	$18,505,374			$20,787,793
Net interest income		$536,951			$625,039

Net interest margin (3)			3.21			3.29
Cost of deposits (4)			1.74			1.31
Cost of funds (5)			1.86			1.49
Cost of non-maturity deposits (6)			1.20			0.78
Ratio of interest-earning assets to interest-bearing liabilities			158.55			156.43
______________________________
(1) Average balance includes loans held for sale and nonperforming loans and is net of deferred loan origination fees/costs and discounts/premiums, and the basis adjustments of certain loans included in fair value hedging relationships.
(2) Interest income includes net discount accretion of $2.7 million, $2.6 million, and $2.6 million, for the three months ended December 31, 2024, September 30, 2024, and December 31, 2023, respectively, and $9.7 million and $10.2 million, respectively, for the years ended December 31, 2024 and 2023, respectively.
(3) Represents net interest income divided by average interest-earning assets.
(4) Represents annualized interest expense on deposits divided by the sum of average interest-bearing deposits and noninterest-bearing deposits.
(5) Represents annualized total interest expense divided by the sum of average total interest-bearing liabilities and noninterest-bearing deposits.
(6) Reconciliations of the non-GAAP measures are set forth at the end of this press release.

PACIFIC PREMIER BANCORP, INC. AND SUBSIDIARIES
LOAN PORTFOLIO COMPOSITION
(Unaudited)

	December 31,	September 30,	June 30,	March 31,	December 31,
(Dollars in thousands)	2024	2024	2024	2024	2023
Investor loans secured by real estate
CRE non-owner-occupied	$2,131,112	$2,202,268	$2,245,474	$2,309,252	$2,421,772
Multifamily	5,326,009	5,388,847	5,473,606	5,558,966	5,645,310
Construction and land	379,143	445,146	453,799	486,734	472,544
SBA secured by real estate (1)	28,777	32,228	33,245	35,206	36,400
Total investor loans secured by real estate	7,865,041	8,068,489	8,206,124	8,390,158	8,576,026
Business loans secured by real estate (2)
CRE owner-occupied	1,995,144	2,038,583	2,096,485	2,149,362	2,191,334
Franchise real estate secured	255,694	264,696	274,645	294,938	304,514
SBA secured by real estate (3)	43,978	43,943	46,543	48,426	50,741
Total business loans secured by real estate	2,294,816	2,347,222	2,417,673	2,492,726	2,546,589
Commercial loans (4)
Commercial and industrial	1,486,340	1,316,517	1,554,735	1,774,487	1,790,608
Franchise non-real estate secured	213,357	237,702	257,516	301,895	319,721
SBA non-real estate secured	8,086	8,407	10,346	10,946	10,926
Total commercial loans	1,707,783	1,562,626	1,822,597	2,087,328	2,121,255
Retail loans
Single family residential (5)	186,739	71,552	70,380	72,353	72,752
Consumer	1,804	1,361	1,378	1,830	1,949
Total retail loans	188,543	72,913	71,758	74,183	74,701
Loans held for investment before basis adjustment (6)	12,056,183	12,051,250	12,518,152	13,044,395	13,318,571
Basis adjustment associated with fair value hedge (7)	(16,442)	(16,153)	(28,201)	(32,324)	(29,551)
Loans held for investment	12,039,741	12,035,097	12,489,951	13,012,071	13,289,020
Allowance for credit losses for loans held for investment	(178,186)	(181,248)	(183,803)	(192,340)	(192,471)
Loans held for investment, net	$11,861,555	$11,853,849	$12,306,148	$12,819,731	$13,096,549

Loans held for sale, at lower of cost or fair value	$2,315	$—	$140	$—	$—
______________________________
(1) SBA loans that are collateralized by hotel/motel real property.
(2) Loans to businesses that are collateralized by real estate where the operating cash flow of the business is the primary source of repayment.
(3) SBA loans that are collateralized by real property other than hotel/motel real property.
(4) Loans to businesses where the operating cash flow of the business is the primary source of repayment.
(5) Single family residential includes home equity lines of credit, as well as second trust deeds.
(6) Includes unamortized net purchase premiums of $9.1 million, $3.7 million, $3.8 million, $3.8 million, and $4.0 million, net deferred origination costs (fees) of $1.1 million, $1.5 million, $1.4 million, $797,000, and $(74,000), and unaccreted fair value net purchase discounts of $33.2 million, $35.9 million, $38.6 million, $41.2 million, and $43.3 million as of December 31, 2024, September 30, 2024, June 30, 2024, March 31, 2024, and December 31, 2023 respectively.
(7) Represents the basis adjustment associated with the application of hedge accounting on certain loans.

PACIFIC PREMIER BANCORP, INC. AND SUBSIDIARIES
ASSET QUALITY INFORMATION
(Unaudited)

	December 31,	September 30,	June 30,	March 31,	December 31,
(Dollars in thousands)	2024	2024	2024	2024	2023
Asset Quality
Nonaccrual loans held for investment	$28,031	$39,084	$52,119	$63,806	$24,817
Nonaccrual loans held for sale	825	—	—	—	—
Other real estate owned	—	—	—	248	248
Nonperforming assets	$28,856	$39,084	$52,119	$64,054	$25,065

Total classified assets (1)	$107,074	$120,484	$183,833	$204,937	$142,210
Allowance for credit losses	178,186	181,248	183,803	192,340	192,471
Allowance for credit losses as a percent of total nonperforming loans	636%	464%	353%	301%	776%
Nonperforming loans as a percent of loans held for investment	0.23	0.32	0.42	0.49	0.19
Nonperforming assets as a percent of total assets	0.16	0.22	0.28	0.34	0.13
Classified loans to total loans held for investment	0.88	1.00	1.47	1.57	1.07
Classified assets to total assets	0.60	0.67	1.00	1.09	0.75
Net loan charge-offs for the quarter ended	$1,430	$2,306	$10,293	$6,419	$3,902
Net loan charge-offs for the quarter to average total loans	0.01%	0.02%	0.08%	0.05%	0.03%
Allowance for credit losses to loans held for investment (2)	1.48	1.51	1.47	1.48	1.45
Delinquent Loans (3)
30 - 59 days	$1,009	$2,008	$4,985	$1,983	$2,484
60 - 89 days	349	715	3,289	974	1,294
90+ days	1,261	7,143	9,649	9,221	6,276
Total delinquency	$2,619	$9,866	$17,923	$12,178	$10,054
Delinquency as a percent of loans held for investment	0.02%	0.08%	0.14%	0.09%	0.08%
______________________________
(1) Includes substandard and doubtful loans, nonaccrual loans held for sale, and other real estate owned.
(2) At December 31, 2024, 21% of loans held for investment include a fair value net discount of $33.2 million, or 0.28% of loans held for investment. At September 30, 2024, 24% of loans held for investment include a fair value net discount of $35.9 million, or 0.30% of loans held for investment. At June 30, 2024, 25% of loans held for investment include a fair value net discount of $38.6 million, or 0.31% of loans held for investment. At March 31, 2024, 25% of loans held for investment include a fair value net discount $41.2 million, or 0.32% of loans held for investment. At December 31, 2023, 24% of loans held for investment include a fair value net discount of $43.3 million, or 0.33% of loans held for investment.
(3) Nonaccrual loans are included in this aging analysis based on the loan's past due status.

PACIFIC PREMIER BANCORP, INC. AND SUBSIDIARIES
NONACCRUAL LOANS (1)
(Unaudited)

(Dollars in thousands)	Collateral Dependent Loans	ACL	Non-Collateral Dependent Loans	ACL	Total Nonaccrual Loans	Nonaccrual Loans With No ACL
December 31, 2024
Investor loans secured by real estate
CRE non-owner-occupied	$15,423	$—	$—	$—	$15,423	$15,423
SBA secured by real estate (2)	409	—	—	—	409	409
Total investor loans secured by real estate	15,832	—	—	—	15,832	15,832
Commercial loans (3)
Commercial and industrial	1,241	—	10,938	—	12,179	12,179
SBA not secured by real estate	20	—	—	—	20	20
Total commercial loans	1,261	—	10,938	—	12,199	12,199
Totals nonaccrual loans	$17,093	$—	$10,938	$—	$28,031	$28,031
______________________________
(1) The ACL for nonaccrual loans is determined based on a discounted cash flow methodology unless the loan is considered collateral dependent. The ACL for collateral dependent loans is determined based on the estimated fair value of the underlying collateral.
(2) SBA loans that are collateralized by hotel/motel real property.
(3) Loans to businesses where the operating cash flow of the business is the primary source of repayment.

PACIFIC PREMIER BANCORP, INC. AND SUBSIDIARIES
PAST DUE STATUS
(Unaudited)

		Days Past Due (7)
(Dollars in thousands)	Current	30-59	60-89	90+	Total
December 31, 2024
Investor loans secured by real estate
CRE non-owner-occupied	$2,131,112	$—	$—	$—	$2,131,112
Multifamily	5,326,009	—	—	—	5,326,009
Construction and land	379,143	—	—	—	379,143
SBA secured by real estate (1)	28,777	—	—	—	28,777
Total investor loans secured by real estate	7,865,041	—	—	—	7,865,041
Business loans secured by real estate (2)
CRE owner-occupied	1,995,144	—	—	—	1,995,144
Franchise real estate secured	255,694	—	—	—	255,694
SBA secured by real estate (3)	43,978	—	—	—	43,978
Total business loans secured by real estate	2,294,816	—	—	—	2,294,816
Commercial loans (4)
Commercial and industrial	1,483,926	824	349	1,241	1,486,340
Franchise non-real estate secured	213,357	—	—	—	213,357
SBA not secured by real estate	8,017	49	—	20	8,086
Total commercial loans	1,705,300	873	349	1,261	1,707,783
Retail loans
Single family residential (5)	186,603	136	—	—	186,739
Consumer loans	1,804	—	—	—	1,804
Total retail loans	188,407	136	—	—	188,543
Loans held for investment before basis adjustment (6)	$12,053,564	$1,009	$349	$1,261	$12,056,183
______________________________
(1) SBA loans that are collateralized by hotel/motel real property.
(2) Loans to businesses that are collateralized by real estate where the operating cash flow of the business is the primary source of repayment.
(3) SBA loans that are collateralized by real property other than hotel/motel real property.
(4) Loans to businesses where the operating cash flow of the business is the primary source of repayment.
(5) Single family residential includes home equity lines of credit, as well as second trust deeds.
(6) Excludes the basis adjustment of $16.4 million to the carrying amount of certain loans included in fair value hedging relationships.
(7) Nonaccrual loans are included in this aging analysis based on the loan's past due status.

PACIFIC PREMIER BANCORP, INC. AND SUBSIDIARIES
CREDIT RISK GRADES
(Unaudited)

(Dollars in thousands)	Pass	Special Mention	Substandard	Doubtful	Total Gross Loans
December 31, 2024
Investor loans secured by real estate
CRE non-owner-occupied	$2,093,693	$4,449	$32,970	$—	$2,131,112
Multifamily	5,298,289	27,720	—	—	5,326,009
Construction and land	369,335	9,808	—	—	379,143
SBA secured by real estate (1)	24,048	—	4,729	—	28,777
Total investor loans secured by real estate	7,785,365	41,977	37,699	—	7,865,041
Business loans secured by real estate (2)
CRE owner-occupied	1,916,321	38,389	40,434	—	1,995,144
Franchise real estate secured	241,010	14,684	—	—	255,694
SBA secured by real estate (3)	40,861	—	3,117	—	43,978
Total business loans secured by real estate	2,198,192	53,073	43,551	—	2,294,816
Commercial loans (4)
Commercial and industrial	1,455,916	12,838	14,701	2,885	1,486,340
Franchise non-real estate secured	205,437	702	7,218	—	213,357
SBA not secured by real estate	7,891	—	195	—	8,086
Total commercial loans	1,669,244	13,540	22,114	2,885	1,707,783
Retail loans
Single family residential (5)	186,739	—	—	—	186,739
Consumer loans	1,804	—	—	—	1,804
Total retail loans	188,543	—	—	—	188,543
Loans held for investment before basis adjustment (6)	$11,841,344	$108,590	$103,364	$2,885	$12,056,183
______________________________
(1) SBA loans that are collateralized by hotel/motel real property.
(2) Loans to businesses that are collateralized by real estate where the operating cash flow of the business is the primary source of repayment.
(3) SBA loans that are collateralized by real property other than hotel/motel real property.
(4) Loans to businesses where the operating cash flow of the business is the primary source of repayment.
(5) Single family residential includes home equity lines of credit, as well as second trust deeds.
(6) Excludes the basis adjustment of $16.4 million to the carrying amount of certain loans included in fair value hedging relationships.

PACIFIC PREMIER BANCORP, INC. AND SUBSIDIARIES
GAAP to NON-GAAP RECONCILIATIONS
(Unaudited)

The Company uses certain non-GAAP financial measures to provide meaningful supplemental information regarding the Company’s operational performance and to enhance investors’ overall understanding of such financial performance. However, these non-GAAP financial measures are supplemental and are not a substitute for an analysis based on GAAP measures. As other companies may use different calculations for these adjusted measures, this presentation may not be comparable to other similarly titled adjusted measures reported by other companies.

For periods presented below, return on average assets excluding net loss from investment securities repositioning and FDIC special assessment is a non-GAAP financial measure derived from GAAP based amounts. We calculate this figure by excluding the net loss from investment securities repositioning during the fourth quarter of 2023, the FDIC special assessment, and the related tax impact from net income. Management believes that the exclusion of such nonrecurring items from this financial measure provides useful information to gain an understanding of the operating results of our core business and a better comparison of financial performance.
	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
(Dollars in thousands)	2024	2024	2023	2024	2023
Net income (loss)	$33,893	$35,979	$(135,376)	$158,802	$30,852
Less: net loss from investment securities repositioning	—	—	(254,065)	—	(254,065)
Add: FDIC special assessment	(33)	(68)	2,080	261	2,080
Less: tax adjustment (1)	(9)	(19)	72,387	75	72,387
Adjusted net income for average assets	$33,869	$35,930	$48,382	$158,988	$214,610

Average assets	$18,155,738	$18,242,413	$19,624,945	$18,505,374	$20,787,793

Return on average assets (annualized)	0.75%	0.79%	(2.76)%	0.86%	0.15%
Adjusted return on average assets (annualized)	0.75%	0.79%	0.99%	0.86%	1.03%
______________________________
(1) Adjusted by statutory tax rate

For periods presented below, return on average tangible common equity is a non-GAAP financial measure derived from GAAP-based amounts. We calculate this figure by excluding amortization of intangible assets expense from net income and excluding the average intangible assets and average goodwill from the average stockholders' equity during the periods indicated. Management believes that the exclusion of such items from this financial measure provides useful information to gain an understanding of the operating results of our core business. The adjusted net income, adjusted return on average equity, and adjusted return on average tangible common equity further exclude the nonrecurring items to provide a better comparison to the financial results of prior periods.

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
(Dollars in thousands)	2024	2024	2023	2024	2023
Net income (loss)	$33,893	$35,979	$(135,376)	$158,802	$30,852
Plus: amortization of intangible assets expense	2,730	2,762	3,022	11,091	12,303
Less: tax adjustment (1)	769	781	854	3,132	3,491
Net income (loss) for average tangible common equity	$35,854	$37,960	$(133,208)	$166,761	$39,664
Less: net loss from investment securities repositioning	—	—	(254,065)	—	(254,065)
Add: FDIC special assessment	(33)	(68)	2,080	261	2,080
Less: tax adjustment (1)	(9)	(19)	72,387	75	72,387
Adjusted net income for average tangible common equity	$35,830	$37,911	$50,550	$166,947	$223,422

Average stockholders' equity	$2,942,122	$2,929,160	$2,848,951	$2,918,903	$2,844,289
Less: average intangible assets	33,813	36,570	45,050	37,949	49,643
Less: average goodwill	901,312	901,312	901,312	901,312	901,312
Average tangible common equity	2,006,997	1,991,278	1,902,589	1,979,642	1,893,334
Add: average after-tax realized loss from investment securities repositioning	—	—	(94,887)	—	(23,917)
Adjusted average tangible common equity	$2,006,997	$1,991,278	$1,807,702	$1,979,642	$1,869,417

Return on average equity (annualized)	4.61%	4.91%	(19.01)%	5.44%	1.08%
Adjusted return on average equity (annualized)	4.60%	4.91%	7.03%	5.45%	7.61%
Return on average tangible common equity (annualized)	7.15%	7.63%	(28.01)%	8.42%	2.09%
Adjusted return on average tangible common equity (annualized)	7.14%	7.62%	11.19%	8.43%	11.95%
______________________________
(1) Adjusted by statutory tax rate

The adjusted basic earnings per common share and adjusted diluted earnings per common share are non-GAAP financial measures derived from GAAP based amounts. We calculate the adjusted basic earnings per common share by dividing net income allocable to common shareholders, excluding the net loss from investment securities repositioning during the fourth quarter of 2023, the FDIC special assessment, and the related tax impact, by the weighted average number of common shares outstanding for the reporting period, excluding outstanding participating securities. The adjusted diluted earnings per common share is computed by dividing net income allocable to common shareholders, excluding the net loss from investment securities repositioning, FDIC special assessment, and the related tax impact, by the weighted average number of diluted common shares outstanding over the reporting period, adjusted to include the effect of potentially dilutive common shares based on adjusted net income, but excludes awards considered participating securities. The computation of diluted earnings per common share excludes the impact of the assumed exercise or issuance of securities that would have an anti-dilutive effect. Management believes that the exclusion of such items from this financial measure provides useful information to gain an understanding of the operating results of our core business and a better comparison of financial performance.

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
(Dollars in thousands, except per share data)	2024	2024	2023	2024	2023
Basic
Net income (loss)	$33,893	$35,979	$(135,376)	$158,802	$30,852
Less: dividends and undistributed earnings allocated to participating securities	(619)	(667)	(560)	(2,860)	(2,061)
Net income (loss) allocated to common stockholders	33,274	35,312	(135,936)	155,942	28,791
Less: net loss from investment securities repositioning	—	—	(254,065)	—	(254,065)
Add: FDIC special assessment	(33)	(68)	2,080	261	2,080
Less: tax adjustment (1)	(9)	(19)	72,387	75	72,387
Adjusted net income allocated to common stockholders	$33,250	$35,263	$47,822	$156,128	$212,549

Weighted average common shares outstanding	94,686,916	94,650,096	94,233,813	94,579,358	94,113,132

Basic earnings per common share	$0.35	$0.37	$(1.44)	$1.65	$0.31
Adjusted basic earnings per common share	$0.35	$0.37	$0.51	$1.65	$2.26

Diluted
Net income (loss) allocated to common stockholders	$33,274	$35,312	$(135,936)	$155,942	$28,791
Less: net loss from investment securities repositioning	—	—	(254,065)	—	(254,065)
Add: FDIC special assessment	(33)	(68)	2,080	261	2,080
Less: tax adjustment (1)	(9)	(19)	72,387	75	72,387
Adjusted net income allocated to common stockholders	$33,250	$35,263	$47,822	$156,128	$212,549

Weighted average common shares outstanding	94,686,916	94,650,096	94,233,813	94,579,358	94,113,132
Dilutive effect of share-based compensation	114,856	125,831	—	103,528	123,743
Weighted average diluted common shares	94,801,772	94,775,927	94,233,813	94,682,886	94,236,875
Dilutive effect of share-based compensation	—	—	101,065	—	—
Adjusted weighted average diluted common shares	94,801,772	94,775,927	94,334,878	94,682,886	94,236,875

Diluted earnings (loss) per common share	$0.35	$0.37	$(1.44)	$1.65	$0.31
Adjusted diluted earnings per common share	$0.35	$0.37	$0.51	$1.65	$2.26
______________________________
(1) Adjusted by statutory tax rate

Efficiency ratio is a non-GAAP financial measure derived from GAAP-based amounts. This figure represents the ratio of noninterest expense, less amortization of intangible assets and other real estate owned operations, where applicable, to the sum of net interest income before provision for credit losses and total noninterest income less (loss) gain from investment securities, (loss) gain from other real estate owned, and gain from debt extinguishment. The adjusted efficiency ratio further excludes the FDIC special assessment to provide a better comparison to the financial results of prior periods. Management believes that the exclusion of such items from this financial measure provides useful information to gain an understanding of the operating results of our core business.

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
(Dollars in thousands)	2024	2024	2023	2024	2023
Total noninterest expense	$100,686	$101,645	$102,770	$402,531	$406,951
Less: amortization of intangible assets	2,730	2,762	3,022	11,091	12,303
Less: other real estate owned operations, net	(3)	1	103	44	215
Adjusted noninterest expense	97,959	98,882	99,645	391,396	394,433
Less: FDIC special assessment	(33)	(68)	2,080	261	2,080
Adjusted noninterest expense excluding FDIC special assessment	$97,992	$98,950	$97,565	$391,135	$392,353

Net interest income before provision for credit losses	$124,532	$130,898	$146,789	$536,951	$625,039
Add: total noninterest income (loss)	19,975	18,867	(234,194)	82,838	(173,918)
Less: net loss from sales of investment securities	—	—	(254,065)	—	(253,927)
Less: net (loss) gain from sales of other real estate owned	—	—	(24)	(28)	82
Less: net gain from debt extinguishment	—	203	793	5,270	793
Adjusted revenue	$144,507	$149,562	$165,891	$614,547	$704,173

Efficiency ratio	67.8%	66.1%	60.1%	63.7%	56.0%
Adjusted efficiency ratio excluding FDIC special assessment	67.8%	66.2%	58.8%	63.6%	55.7%

Tangible book value per share and tangible common equity to tangible assets (the “tangible common equity ratio”) are non-GAAP financial measures derived from GAAP-based amounts. We calculate tangible book value per share by dividing tangible common equity by common shares outstanding, as compared to book value per share, which we calculate by dividing common stockholders' equity by shares outstanding. We calculate the tangible common equity ratio by excluding the balance of intangible assets from common stockholders' equity and dividing by tangible assets. We believe that this information is consistent with the treatment by bank regulatory agencies, which excludes intangible assets from the calculation of risk-based capital ratios. Accordingly, we believe that these non-GAAP financial measures provide information that is important to investors and that is useful in understanding our capital position and ratios.
	December 31,	September 30,	June 30,	March 31,	December 31,
(Dollars in thousands, except per share data)	2024	2024	2024	2024	2023
Total stockholders' equity	$2,955,743	$2,943,937	$2,923,764	$2,902,801	$2,882,581
Less: intangible assets	933,506	936,236	938,998	941,761	944,597
Tangible common equity	$2,022,237	$2,007,701	$1,984,766	$1,961,040	$1,937,984

Total assets	$17,903,585	$17,909,643	$18,332,325	$18,813,181	$19,026,645
Less: intangible assets	933,506	936,236	938,998	941,761	944,597
Tangible assets	$16,970,079	$16,973,407	$17,393,327	$17,871,420	$18,082,048

Tangible common equity ratio	11.92%	11.83%	11.41%	10.97%	10.72%

Common shares issued and outstanding	96,441,667	96,462,767	96,434,047	96,459,966	95,860,092

Book value per share	$30.65	$30.52	$30.32	$30.09	$30.07
Less: intangible book value per share	9.68	9.71	9.74	9.76	9.85
Tangible book value per share	$20.97	$20.81	$20.58	$20.33	$20.22

Cost of non-maturity deposits is a non-GAAP financial measure derived from GAAP-based amounts. Cost of non-maturity deposits is calculated as the ratio of non-maturity deposit interest expense to average non-maturity deposits. We calculate non-maturity deposit interest expense by excluding interest expense for all certificates of deposit from total deposit expense, and we calculate average non-maturity deposits by excluding all certificates of deposit from total deposits. Management believes cost of non-maturity deposits is a useful measure to assess the Company's deposit base, including its potential volatility.

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
(Dollars in thousands)	2024	2024	2023	2024	2023
Total deposits interest expense	$66,355	$67,898	$60,915	$257,988	$217,447
Less: certificates of deposit interest expense	22,287	23,202	16,758	85,679	48,237
Less: brokered certificates of deposit interest expense	3,869	5,484	10,759	22,528	61,858
Non-maturity deposit expense	$40,199	$39,212	$33,398	$149,781	$107,352

Total average deposits	$14,708,306	$14,655,478	$15,536,701	$14,839,411	$16,565,357
Less: average retail certificates of deposit	1,916,788	1,944,685	1,604,507	1,855,343	1,385,531
Less: average brokered certificates of deposit	300,065	448,820	918,596	464,619	1,434,563
Average non-maturity deposits	$12,491,453	$12,261,973	$13,013,598	$12,519,449	$13,745,263

Cost of non-maturity deposits	1.28%	1.27%	1.02%	1.20%	0.78%